UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 3, 2011
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, New York  11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2011, Hauppauge Digital Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market (as set forth in Nasdaq Listing Rule 5450(b)(1)(A)) because the Company’s stockholders’ equity is below The Nasdaq Global Market minimum stockholders’ equity listing requirement of $10,000,000.  The Nasdaq Letter also indicated that the Company does not meet the continued listing standards for The Nasdaq Global Market under the alternative standards.

The letter stated that, under Nasdaq’s Listing Rules, the Company has until February 17, 2011 to submit a plan to Nasdaq to regain compliance with the minimum stockholders’ equity listing requirement.  The letter stated that any such submission should be definitive and directly address the Company’s plan to regain compliance in the near term and maintain compliance over the long term.  If a plan is submitted by the Company, and if it is accepted by Nasdaq, Nasdaq can grant an extension of up to 180 days from the date of the Nasdaq Letter for the Company to evidence compliance with the minimum stockholders’ equity listing requirement.  If the Company submits a plan and the plan is not accepted by Nasdaq, the Company will have the opportunity to appeal such decision to a Nasdaq Hearings Panel under Nasdaq Listing Rule 5815(a).

The Nasdaq Letter stated that, alternatively, the Company may apply to transfer the Company’s securities to The Nasdaq Capital Market.  The Nasdaq Letter stated that, in order to transfer, the Company must meet The Nasdaq Capital Market’s continued listing requirements, except for bid price, and submit a transfer application no later than February 17, 2011.  The Company believes that, as of the date of the filing of this Current Report on Form 8-K, it meets such continued listing requirements of The Nasdaq Capital Market.

There can be no assurance that the Company will submit a plan to regain compliance, that any plan submitted by the Company will be accepted, that the Company will appeal any decision by Nasdaq not to accept any plan submitted by the Company, that a Nasdaq Hearings Panel will grant any appeal made by the Company, that the Company will apply for listing on The Nasdaq Capital Market, and/or that the Company will meet the requirements to transfer to The Nasdaq Capital Market or for continued listing on The Nasdaq Global Market or The Nasdaq Capital Market.

This Current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this Current Report on Form 8-K may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that the Company may make, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, successful integration of acquisitions, economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar, continued operating losses, the Company’s ability to obtain financing, the Company’s ability to maintain its Nasdaq listing, as well as other risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, the Company’s Form 10-Q for the three months ended December 31, 2009, the Company’s Form 10-Q for the three months ended March 31, 2010 and the Company’s Form 10-Q for the three months ended June 30, 2010.  Any one or more of these uncertainties, risks and other influences could materially affect the Company’s results of operations and whether forward-looking statements made by the Company ultimately prove to be accurate.  The Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this Current Report on Form 8-K should be read as being applicable to all related forward-looking statements wherever they appear.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: January 7, 2011	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer